AULT INCORPORATED


                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 16, 2003

                               -------------------


To the Shareholders of Ault Incorporated:

         Notice is hereby given that the Annual Meeting of Shareholders of Ault Incorporated will be held Thursday, October 16, 2003 at the offices of Ault Incorporated, 7105 Northland Terrace, Minneapolis, Minnesota 55428. The meeting will convene at 3:00 p.m., Minneapolis time, for the following purposes:

         1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and to decrease the size of the Board of Directors from eight to seven directors.

         2. To consider and act upon a proposal to ratify and approve an amendment to the Company's 1996 Employee Stock Purchase Savings Plan to increase the number of Shares authorized to be issued under such Plan by 100,000 shares to 200,000 shares.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on September 4, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,



                                        Frederick M. Green
                                        CHAIRMAN, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER

Minneapolis, Minnesota
September 16, 2003


--------------------------------------------------------------------------------

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

--------------------------------------------------------------------------------

                                AULT INCORPORATED


                               -------------------

                                 PROXY STATEMENT

                               -------------------


         This Proxy Statement is furnished to the shareholders of Ault Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Thursday, October 16, 2003, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The mailing of this Proxy Statement to shareholders of the Company commenced on or about September 19, 2003. The Company's corporate offices are located at 7105 Northland Terrace, Minneapolis, Minnesota 55428 and its telephone number is (763) 592-1900.

         Only shareholders of record at the close of business on September 4, 2003 will be entitled to vote at the Annual Meeting. The Company has outstanding only one class of stock, no par value Common Shares (herein "Common Stock"), of which 4,665,774 shares were issued and outstanding and entitled to vote as of September 4, 2003. Each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table provides information as of September 1, 2003 concerning the beneficial ownership of the Company's Common Stock by (i) all shareholders known to the Company to hold five percent or more of the Common Stock of the Company (ii) each of the Company's directors, nominees to the Board of Directors, and each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                   SHARES
                                                BENEFICIALLY        PERCENT
         BENEFICIAL OWNER                         OWNED (1)         OF CLASS
         ----------------                         ---------         --------

         Wellington Trust Company, NA            530,000(2)           11.36%
         75 State Street
         Boston, MA 02109

         Nidec America Corporation               488,000(3)            9.47%
         318 Industrial Lane
         Torrington, CT 06790

         Fifth Third Bancorp                     382,580(4)            8.20%
         Fifth Third Center
         Cincinnati, OH 45263

         Dimensional Fund Advisors Inc.          365,900(5)            7.84%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, CA  90401-1038

         Royce & Associates, Inc.                325,000(6)            6.97%
         1414 Avenue of the Americas
         New York, NY 10019

         Frederick M. Green                      328,710               6.69%

         Carol A. Barnett                          7,000                 *

         Brian T. Chang                            2,000                 *

         John Colwell, Jr.                         6,000                 *

         John G. Kassakian                        25,000                 *

         David J. Larkin                          15,000                 *

         Marvonia Pearson Walker                   6,000                 *

         Gregory L. Harris                       120,703               2.53%

         Donald L. Henry                          60,994               1.30%

         Xiaodong Wang                            17,250                 *

         All directors and officers as           586,657              11.46%
         a group (10 persons)

         ----------
         * Indicates less than one percent.

         (1) For each director and all officers and directors as a group, share and percent ownership information reflects the following numbers of shares of Common Stock that may be purchased pursuant to stock options that are exercisable within 60 days of the date hereof: Mr. Green, 251,250 shares; Ms. Barnett, 6,000 shares; Mr. Chang, 2,000 shares; Mr. Colwell, 6,000 shares; Mr. Kassakian, 16,000 shares; Mr. Larkin, 10,000 shares; Ms. Pearson Walker, 6,000 shares; Mr. Harris, 100,375 shares; Mr. Henry, 40,375 shares; Mr. Wang, 17,250 shares; and all directors and officers as a group, 455,250 shares.

         (2) Based on the Form 13G/A filed with the Securities and Exchange Commission by Wellington Trust Company N.A. on February 12, 2003. With respect to the 530,000 shares reported as beneficially owned, Wellington Management Company, LLP, the parent company of Wellington Trust Company, holds shared voting power over 450,000 shares and shared dispositive power over 530,000 shares. Wellington Trust Company does not hold sole voting or dispositive power over any of the 530,000 shares it beneficially owns.

         (3) Based on the Form 13G filed with the Securities and Exchange Commission by Nidec America Corporation on July 24, 2002. The 488,000 shares reported represent shares that are immediately issuable upon conversion of 2,074 shares of Series B Convertible Preferred Stock of the Company. Nidec Corporation, the parent company of Nidec America Corporation, is also deemed to beneficially own such shares.

         (4) Based on the Form 13G filed with the Securities and Exchange Commission by Fifth Third Bancorp on February 14, 2003. This number does not include 19,920 shares held by Fifth Third Bancorp through fiduciary accounts held in its Fifth Third Bank subsidiary, over which Fifth Third Bancorp has neither voting nor dispositive power and disclaims beneficial ownership thereof.

         (5) Based on the Form 13G/A filed with the Securities and Exchange Commission on February 12, 2003 by Dimensional Fund Advisors, Inc. ("DFA"). DFA disclaims beneficial ownership of the shares, which are owned by four investment companies and other group trusts and accounts for which DFA provides investment advice and/or serves as investment manager.

         (6) Based on the Form 13G/A filed with the Securities and Exchange Commission on February 3, 2003 by Royce & Associates, LLC.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of seven directors. In November 2002, the Board of Directors increased the size of the Board to eight pursuant to its authority under the Company's Bylaws and appointed Brian
T. Chang to serve as a director of the Company until the 2003 Annual Meeting or his successor is elected. In July 2003, Frank L. Sims, a director of the Company since 1999, resigned his position on the Board of Directors. The Board has determined not to fill the vacancy created by Mr. Sims' resignation at this time and, as a result, shareholders will be asked to approve an amendment to the Company's Bylaws to reduce the size of the Board from eight to seven members.

         The Board of Directors has nominated for reelection the seven persons named below and each person has consented to being named as a nominee. All of the nominees are currently directors of the Company and, if reelected, will serve until the next Annual Meeting of Shareholders. It is intended that proxies solicited will be voted for the nominees named below. The Company believes that each nominee named below will be able to serve. In the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The names of the nominees, their principal occupations for at least the past five years, and other information is set forth below.

                                                                                                    DIRECTOR
                NAME                      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS               SINCE
         ----------------------------     --------------------------------------------              --------
         Carol A. Barnett (39)            Neurological Marketing and Business Development             2001
                                          Director, Medtronic, Inc.; from 1998 to 2000,
                                          Neurological Marketing Manager, Medtronic, Inc.;
                                          during 1998, Corporate Finance Manager, Medtronic,
                                          Inc.; from 1997 to 1998, Vice President and Treasurer,
                                          Jockey International, Inc.

         Brian T. Chang (44)              Chairman, Taian Pacific Gas Manufacturing Company           2002
                                          since 2001;  from 2001 to 2002, Vice President,
                                          Alliance Capital; from 1994 to 2000, President,
                                          Pacific Investment and Consulting.

                                                                                                    DIRECTOR
                NAME                      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS               SINCE
         ----------------------------     --------------------------------------------              --------
         John Colwell, Jr. (45)           Chairman and Chief Executive Officer, Web Label;            2000
                                          from 1997 to 2000, President, Colwell Industries;
                                          from 1985 to 1997, President, Banta Information
                                          Services Group.

         Frederick M. Green (60)          Chairman, President and Chief Executive Officer             1979
                                          of the Company; Director, Communications
                                          Systems, Inc. (telecommunications).

         John G. Kassakian (60)           Professor of Electrical Engineering and Director,           1984
                                          Laboratory for Electromagnetic and Electronic
                                          Systems, Massachusetts Institute of Technology;
                                          Director, American Power Conversion.

         David J. Larkin (63)             Independent Consultant; from 1998 to 1999,                  1998
                                          Executive Vice President and Chief Operating Officer,
                                          Jostens, Inc.; from 1995 to 1998, management
                                          consultant; prior to 1995, Chairman, President and
                                          CEO, Honeywell Limited, Canada.

         Marvonia Pearson Walker (46)     Vice President, AT&T's Georgia Community                    2001
                                          Relations and High Speed Computer Networking
                                          Director, AT&T; from December 1999 to September
                                          2000, Marketing Director, AT&T; from May 1995
                                          to November 1999, Sales Director, AT&T.

         The Board of Directors held six regularly scheduled meetings during fiscal year 2003. Each director attended more than 75% of the regular meetings of the Board of Directors and of any committee on which he or she served.

         Members of the Board who are not otherwise employed by the Company receive, at the time of election or reelection to the Board, an option to purchase 2,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's common stock on the date of such election or reelection. In addition, each non-employee member of the Board of Directors is also paid an annual fee of $4,000, plus $500 for each Board meeting or Board committee meeting attended. During fiscal year 2003, Mr. Kassakian received a $600.00 monthly fee in exchange for certain consulting services provided to the Company.

         The Company has an Audit Committee that met five times during fiscal year 2003. The current members of this Committee are John Colwell, Jr., Chair, Carol A. Barnett and Brian T. Chang. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

         The Company also has a Compensation Committee that met three times during fiscal year 2003. The current members of this Committee are David Larkin, Chair, John Colwell, Jr. and Marvonia Pearson Walker. The Compensation Committee, among other responsibilities, recommends to the full Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.

         The Board of Directors has a Nominating and Governance Committee. The current members of this Committee are John Kassakian and David Larkin. Its duties include evaluating and making recommendations with respect to Board composition, director candidates to be proposed for election by the shareholders of the Company, and Board compensation and other policies affecting the Board members, as well as considering and making recommendations with respect to corporate governance issues. The Nominating and Governance Committee met two times in fiscal year 2003.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending June 1, 2003, June 2, 2002, and June 3, 2001, the direct cash compensation paid by the Company, as well as certain other compensation paid or accrued for these years, to Frederick M. Green, the Company's President and Chief Executive Officer, and to other executive officers of the Company (together with Mr. Green, the "Named Executive Officers") whose total cash compensation exceeded $100,000 during fiscal year 2003 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMP.
                                                                   --------------------
      NAME AND                                  ANNUAL CASH            SECURITIES                ALL OTHER
      POSITION               FISCAL YEAR      COMPENSATION (1)     UNDERLYING OPTIONS(2)        COMPENSATION
--------------------         -----------      ----------------     ---------------------        ------------
Frederick M. Green              2003             $293,218                20,000                  $4,799(3)
President and Chief             2002              285,006                35,000                   4,281(3)
Executive Officer               2001              276,619                25,000                   3,922(3)


Gregory L. Harris               2003             $165,942                12,000                  $3,368(4)
Vice President                  2002              152,314                12,500                   3,175(4)
Business Development            2001              147,678                10,000                   3,110(4)

Donald L. Henry                 2003             $156,541                12,000                  $2,445(5)
Vice President, Chief           2002              143,479                12,500                   2,031(5)
Financial Officer and           2001              137,475                10,000                   2,461(5)
Assistant Secretary

Xiaodong Wang                   2003             $162,679                12,000                  $3,708(7)
Vice President,                 2002              146,087                10,000                   3,439(7)
Asia/Pacific                    2001(6)            67,500                 5,000                     666(7)

----------
(1) Represents base compensation paid to the named executives; no bonuses were paid in any of the past three fiscal years. In addition, as part of a Company wide expense reduction program, the name officers voluntarily agreed to a 5% reduction in the base compensation otherwise payable to them for the period November, 2001 to June, 2002.
(2) Reflects the number of shares that may be purchased pursuant to options granted in the year indicated.
(3) Reflects 401(k) matching contributions of $2,876, $2,336 and $1,952 under the Company's Profit Sharing and Retirement Plan in 2003, 2002 and 2001, respectively, and the payment of $1,924, $1,945 and $1,970 for life insurance premiums in 2003, 2002 and 2001, respectively.
(4) Reflects 401(k) matching contributions of $1,911, $1,722 and $1,689 under the Company's Profit Sharing and Retirement Plan in 2003, 2002 and 2001 respectively, and the payment of $1,457, $1,453 and $1,421 for life insurance premiums in 2003, 2002, and 2001, respectively.
(5) Reflects 401(k) matching contributions of $1,023, $638 and $1,131 under the Company's Profit Sharing and Retirement Plan in 2003, 2002 and 2001, respectively, and the payment of $1,421, $1,393, and $1,330 for life insurance premiums in 2003, 2002 and 2001, respectively.
(6)      Mr. Wang became an executive officer in fiscal year 2001.
(7) Reflects 401(k) matching contributions of $2,285 and $2,069 under the Company's Profit Sharing and Retirement Plan in 2003 and 2002, respectively, and the payment of $1,422, $1,370 and $666 for life insurance premiums in 2003, 2002 and 2001, respectively.

OPTION GRANTS IN FISCAL YEAR 2003

         The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending June 1, 2003:

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                          NUMBER OF              PERCENT OF                                        ANNUAL RATE OF STOCK
                          SECURITIES            TOTAL OPTIONS                                     PRICE APPRECIATION FOR
                          UNDERLYING           GRANTED TO ALL      EXERCISE                            OPTION TERM
                            OPTIONS              EMPLOYEES           PRICE         EXPIRATION     ----------------------
NAME                      GRANTED (1)          IN FISCAL YEAR      ($/SHARE)          DATE            5%          10%
----                      -----------          --------------      ---------       ----------       -------     -------
Frederick M. Green           20,000                14.5%             $3.17          7/25/2007       $17,516     $38,706

Gregory L. Harris            12,000                 8.7%             $3.17          7/25/2007       $10,510     $23,224

Donald L. Henry              12,000                 8.7%             $3.17          7/25/2007       $10,510     $23,224

Xiaodong Wang                12,000                 8.7%             $3.17          7/25/2007       $10,510     $23,224

----------
(1) Options are generally exercisable in equal installments over a period of four years commencing six months after the date of grant.

OPTION EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending June 1, 2003, and unexercised options held as of June 1, 2003.

                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED               IN-THE-MONEY
                         SHARES                     OPTIONS AT FY-END               OPTIONS AT FY-END(1)
                        ACQUIRED      VALUE     ----------------------------    ----------------------------
                      ON EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                      -----------    --------   -----------    -------------    -----------    -------------
Frederick M. Green         -0-          $-0-       231,250         38,750          $3,813           $-0-

Gregory L. Harris        9,500           -0-        91,750         17,750             -0-            -0-

Donald L. Henry            -0-           -0-        31,750         17,750             -0-            -0-

Xiaodong Wang              -0-           -0-        11,750         15,250             -0-            -0-

----------
(1) Based on closing price of $1.95 per share of the Company's Common Stock on May 30, 2003, the last trading day for the fiscal year ending June 1, 2003.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee (the "Committee") is composed exclusively of non-employee members of the Company's Board of Directors (the "Board"). The Committee determines proposed compensation for the Chief Executive Officer and other executive officers, based on qualitative and quantitative measures of performance, and makes recommendations to the Board for approval. Actions by the Committee relating to stock option awards are, however, final in accordance with the provisions of the Company's 1996 Stock Option Plan.

         EXECUTIVE OFFICER COMPENSATION POLICY. The Committee's policy is to provide executive compensation that is externally competitive at the various professional levels. Application of the policy utilizes retrospective quantitative criteria and qualitative evaluation of individual initiatives and achievements. It is also the Committee's policy to encourage and recognize strategic actions that position the Company to better compete in its markets for enhanced operational results in the longer term. As a result of these factors, the actual change in compensation for any particular executive officer for a particular year may not necessarily reflect operational results of the preceding year. The Company utilizes independently conducted market surveys and an independent compensation consultant to obtain comparative compensation data and to assess and make changes to the design of the compensation program for the Company's senior executives.

         COMPENSATION ELEMENTS. Compensation currently paid to the Company's executive officers principally consists of three elements: base salary, incentive compensation and annual stock option awards.

         SALARY. The base salary of the Company's executive officers is generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based on publicly available compensation surveys. Base salaries of all executive officers are reviewed at the beginning of each fiscal year, although adjustments, if any, to base salary are implemented throughout the fiscal year beginning on the anniversary date of each executive's date of employment. In fiscal year 2003, the Committee approved no increases in base compensation of the Company's executive officers. However, increases approved in fiscal 2002 covered one year periods extending into fiscal 2003 and are therefore included as cash compensation paid in 2003 in the Summary Compensation Table appearing above. The Committee regards base compensation paid to the Company's executive officers as reasonable in relation to published information regarding compensation of executives with similar responsibilities.

         INCENTIVE COMPENSATION. The Company's executive officers participate in an incentive compensation program based upon the Company reaching defined revenue and income targets established at the beginning of the fiscal year. Because targets for fiscal 2003 were not achieved, no incentive compensation payments were made for fiscal 2003.

         OPTIONS/STOCK BASED COMPENSATION. Stock options are generally awarded at the beginning of each fiscal year under stock option plans approved by the Company's shareholders. Options are granted at an exercise price that is equal to the fair market value of a common share on the date of the grant. The Committee believes that stock ownership by management derived from granting of stock options is beneficial because it aligns the interests of executives with that of shareholders. It serves to further encourage superior management performance and specifically motivates executives to remain focused on factors that enhance the market value of the Company's common stock. At the beginning of fiscal year 2003, the Committee granted stock options to purchase 56,000 shares of common stock to executive officers, which represented approximately 44.4% of the total options granted to all officers and key employees.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Frederick M. Green is evaluated by the same factors applicable to the evaluation of other executive officers, as described above, and participates in the same executive compensation plans provided to the other senior executives. At the beginning of fiscal 2003, the Compensation Committee did not make any change to Mr. Green's base salary. Moreover, Mr. Green did not receive any incentive compensation for fiscal year 2003. At the beginning of fiscal year 2003, Mr. Green was awarded stock options to acquire 20,000 shares of Company common stock. The Committee regards Mr. Green's compensation as reasonable in relation to published information on compensation of executives with similar responsibilities.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

David J. Larkin, Chair       John Colwell, Jr.         Marvonia Pearson Walker

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors and acts under the Audit Committee Charter first adopted and approved by the Board of Directors on April 25, 1996, as amended June 6, 2000 and July 21, 2003. The Board and the Audit Committee believe that each member of the Audit Committee is an "independent director" as that term is defined by the recently proposed Nasdaq listing standards.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee Charter. The Audit Committee held five meetings during fiscal year 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Deloitte & Touche, LLP.

         During the meetings, the Audit Committee reviewed and discussed with Deloitte & Touche the audited financial statements of the Company. The discussions with Deloitte & Touche also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Deloitte & Touche provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Audit Committee their independence from the Company and its management.

         Based on the discussions with management and Deloitte & Touche, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 1, 2003, filed with the Securities and Exchange Commission.


      SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

      John Colwell, Jr., Chair      Carol A. Barnett        Brian T. Chang

                             STOCK PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the NASDAQ Market Index (U.S. Companies) as its broad market index and the Electronic Components Index as its peer-group index. The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years, assuming a $100 investment on the last business day of fiscal year 1998.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [CHART APPEARS HERE]



                                                FISCAL YEAR ENDING
                               1998      1999      2000      2001      2002      2003
                              -------   -------   -------   -------   -------   -------
Ault Incorporated             $100.00   $160.42   $ 95.83   $ 96.67   $ 81.00   $ 32.50
Electronic Components Index   $100.00   $155.39   $356.23   $166.68   $133.13   $113.63
NASDAQ Market Index (U.S.)    $100.00   $141.04   $182.20   $122.47   $ 92.52   $ 91.95

                                   PROPOSAL 2
      AMENDMENT OF THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE SAVINGS PLAN

GENERAL INFORMATION

         The Company's Board of Directors adopted the Ault Incorporated 1996 Employee Stock Purchase Savings Plan on February 13, 1996 (the " Purchase Plan"), and the shareholders of the Company ratified and approved adoption of the Purchase Plan on February 11, 1997. The purpose of the Purchase Plan is to encourage stock ownership by all employees of the Company and to provide an incentive to employees to continue their employment, improve operations, increase profits, and contribute more significantly to the Company's success. The Purchase Plan authorizes the purchase of shares of the Company's common stock at the conclusion of 12-month phases pursuant to a systematic payroll deduction program more fully described below. Before the Purchase Plan was amended as described below, it authorized issuing up to 100,000 shares of common stock under the Purchase Plan. On September 2, 2003, the last reported sales price of the Company's common stock in the Nasdaq Stock Market was $2.20.

PROPOSED AMENDMENT TO THE PURCHASE PLAN

         At March 10, 2003, substantially all of the 100,000 shares of common stock then authorized under the Purchase Plan had been issued pursuant to option exercises between March 1997 and March 2003. To permit commencement of a new phase of the Plan, the Board of Directors amended the Purchase Plan on March 10, 2003, subject to ratification by the shareholders, to increase the total number of available shares by 100,000 shares to a total of 200,000 shares. Pursuant to the Purchase Plan as amended, employees participating in the Plan were granted options to purchase 32,320 shares at the conclusion of the phase scheduled to expire in June 2004. If amendment of the Purchase Plan to increase the number of available shares is not approved, the outstanding options will be cancelled. The Board believes the Purchase Plan has achieved its goals and is a program valued by the Company's employees. Accordingly, the Board recommends that shareholders vote to approve increasing the shares authorized under the Purchase Plan by 100,000 shares to a total of 200,000 shares.

SUMMARY OF PURCHASE PLAN

         A maximum of 100,000 common shares may be issued under the Purchase Plan. The Purchase Plan is administered by a Committee consisting of not less than two members who are appointed by the Board of Directors. Each member of such Committee must be a director, officer or an employee of the Company. The Purchase Plan commenced on March 10, 1996 is carried out in successive phases of up to one year each.

         Any employee, including an officer of the Company, who is customarily employed or is expected to be customarily employed twenty (20) hours or more per week by the Company, is eligible to participate in the Purchase Plan.

         Eligible employees do not pay any consideration to the Company in order to receive the options. Eligible employees elect to participate in the Purchase Plan by completing payroll deduction authorization forms prior to the Commencement Date of any phase of the Purchase Plan. Payroll deductions are limited to 10% of a Participant's base pay for the term of the phase of the Purchase Plan.

         As of the Commencement Date of any phase of the Purchase Plan, an eligible employee who elects to participate in the Purchase Plan is granted an option for as many full shares as he or she will be able to purchase pursuant to the payroll deduction procedure. The option price for employees who participate on the Commencement Date of any phase of the Purchase Plan is the lower of: (1) 85% of the fair market value of the share on the Commencement Date of that phase of the Purchase Plan, or (ii) 85% of the fair market value of the shares of the Termination Date of that phase of the Purchase Plan.

         Exercise of the option occurs automatically on the Termination Date of the phase of the Purchase Plan, unless a Participant gives written notice prior to such date as to an election not to exercise. A Participant may, at any time during the term of the Purchase Plan, give notice that he or she does not wish to continue to participate, and all amounts withheld will be refunded with interest.

         The Company considers the Purchase Plan to conform to the provisions of
Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, as amended to date, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of Section 423, Internal Revenue Code, as amended, and will be taxed in part as ordinary income and in part as capital gain.

         The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes to options already granted that would adversely affect the rights of any Participant.

FURTHER INFORMATION

         A copy of the Purchase Plan can be obtained by writing to: Chief Financial Officer, Ault Incorporated, 7105 Northland Terrace, Brooklyn Park, Minnesota 55428.

REGISTRATION WITH SEC

         The Company intends to file a Registration Statement covering the issuance of the additional shares issuable under the Purchase Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, amended.

SHAREHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting at the meeting in person or by proxy is required for ratification and approval of the amendment to the Company's Purchase Plan.

                   ------------------------------------------

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
           RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE PURCHASE
          PLAN TO INCREASE BY 100,000 SHARES THE NUMBER OF SHARES THAT
                   MAY BE ISSUED PURSUANT TO THE PURCHASE PLAN

                   ------------------------------------------

                      EQUITY COMPENSATION PLAN INFORMATION

                  The following table sets forth certain information as of September 1, 2003, regarding securities authorized for issuance under the Company's equity compensation plans.

                                               (a)                         (b)                              (c)
                                                                                                  NUMBER OF SECURITIES
                                                                                                REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES TO BE                                      FUTURE ISSUANCE UNDER
                                    ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE      EQUITY COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,      PRICE OF OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
         PLAN CATEGORY                WARRANTS AND RIGHTS           WARRANTS AND RIGHTS           REFLECTED IN COLUMN (A))
         -------------             --------------------------   ----------------------------     -------------------------
Equity compensation plans
approved by shareholders (1)                1,177,826                     $5.203                           17,575

Equity compensation plans
not approved by shareholders (2)                  -0-                        -0-                              -0-

         TOTAL                              1,177,826                     $5.203                           17,575

----------
(1) Represents Common Stock available for issuance under the Company's 1996 Employee Stock Plan, 1986 Stock Option Plan and 1996 Employee Stock Purchase Savings Plan. See also "Proposal 2 -- Amendment to the Company's 1996 Employee Stock Purchase Savings Plan."

(2) The Company has not issued any options or warrants to purchase Common Stock under any equity compensation plan not approved by shareholders.

                             THE COMPANY'S AUDITORS

         Deloitte & Touche, LLP, independent public accountants, has served as the auditors of the Company since fiscal year 2000. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed to the Company by Deloitte & Touche for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2003 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2003 were $152,855.

ALL OTHER FEES

         Other than those fees listed above, the aggregate fees billed to the Company by Deloitte & Touche for fiscal year 2003 were $38,300. This figure includes fees for audit-related services such as pension audits, statutory filings and accounting consultations and non-audit services such as tax-related services. Deloitte & Touche did not render information technology services to the Company during fiscal year 2003. The Audit Committee determined that the non-audit services performed by Deloitte & Touche are compatible with maintaining its independence with respect to the Company.

                              SHAREHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Ault Incorporated 2004 Annual Meeting of Shareholders is expected to be held on or about September 28, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about August 19, 2004. Shareholder proposals prepared in accordance with the proxy rules to be included in the Company's proxy materials for the 2004 Annual Meeting of Shareholders must be received by the Company on or before May 21, 2004. In addition, pursuant to the Commission's Rules 14a-4 and 14a-5(e), a shareholder must give notice to the Company prior to August 5, 2004 of any proposal that such shareholder intends to raise at the 2004 Annual Meeting of Shareholders. If the Company receives notice of such shareholder proposal after August 5, 2004, such proposal will be considered untimely under the Commission's rules and the persons named in proxies solicited by the Board of Directors of the Company for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

                                     GENERAL

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         According to the Company's records, during the period from June 3, 2002 to June 1, 2003, a Form 4 was not timely filed in connection with an automatic option grant to the Company's directors made as of the date of the 2002 Annual Meeting of Shareholders on behalf of Carol A. Barnett, John Colwell, Jr., John
G. Kassakian, David J. Larkin, Frank L. Sims and Marvonia Pearson Walker. A Form 4 was also not timely filed in connection with the automatic option grant made to Brian T. Chang upon his appointment to the Company's Board of Directors in November 2002. All of the above Forms 4 were subsequently filed with the SEC. According to the Company's records, all other reports required to be filed during this period pursuant to Section 16(a) were timely filed.

OTHER MATTERS

         Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended June 1, 2003. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AULT INCORPORATED, 7105 NORTHLAND TERRACE, BROOKLYN PARK, MINNESOTA 55428.

                                       By Order of the Board of Directors,


                                       Frederick M. Green
                                       CHAIRMAN, PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER

                               AULT INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR OCTOBER 16, 2003 ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints John Colwell, Jr., Frederick M. Green and David
J. Larkin, or any of them, as proxies with full power of substitution to vote all shares of stock of Ault Incorporated of record in the name of the undersigned at the close of business on September 4, 2003 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on October 16, 2003, or at any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:   [_]  FOR all nominees listed below            [_]  WITHHOLD AUTHORITY
                                   (EXCEPT AS MARKED TO THE CONTRARY).           TO VOTE FOR ALL NOMINEES LISTED BELOW


     (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
                     IN THE LIST BELOW.)


                   CAROL A. BARNETT,      BRIAN T. CHANG,     JOHN COLWELL, JR.,     FREDERICK M. GREEN,
                             JOHN G. KASSAKIAN,      DAVID J. LARKIN,     MARVONIA PEARSON WALKER

2.   AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE SAVINGS PLAN:

                                         [_]  FOR                     [_]  AGAINST

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.


        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED AND "FOR" PROPOSALS (2) AND
(3) DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

                                        Dated:_________________________, 2003


                                        Signed:______________________________
                                                     (Signature)

                                        ____________________________________
                                                     (Signature)

                                        Please sign name(s) exactly as shown at
                                        left. When signing as executor,
                                        administrator, trustee, guardian, etc.,
                                        give full title as such; when shares
                                        have been issued in the names of two or
                                        more persons, all should sign.